Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS 42% YOY  First QUARTER 2026 REVENUE GROWTH AS COMPUTE & COMMUNICATIONS ACHIEVES RECORD REVENUE

 ~50% Expected Q2 2026 YoY Revenue Growth Fueled by Increased Visibility into Multi-Year Expansion Cycle

AMI Acquisition Creates Industry's Most Complete Platform for Secure Management and Control

HILLSBORO, Ore. – May 4, 2026 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, announced financial results today for the fiscal first quarter ended April 4, 2026.

Revenue for the first quarter of 2026 was $170.9 million, with GAAP gross margin of 68.8%, and GAAP net income of $0.16 per diluted share. On a non-GAAP basis, gross margin was 70.0%, with net income per diluted share of $0.41. GAAP net income and GAAP net income margin for the first quarter of 2026 were $21.8 million and 12.8%, respectively, with adjusted EBITDA of $67.8 million, which is a 39.6% adjusted EBITDA margin for the first quarter of 2026. GAAP net cash flow from operating activities for the first quarter of 2026 was $50.3 million, which is a GAAP operating cash flow margin of 29.4%, and non-GAAP free cash flow and free cash flow margin of $39.7 million and 23.2%, respectively.

Ford Tamer, Chief Executive Officer, said, "We delivered record first quarter revenue growth, led by increased demand across all of our end markets. As we had committed, we grew non-GAAP earnings faster than revenue, achieving 86% year over year EPS growth.  Our Compute and Communications business achieved record revenue, while our Industrial and Embedded business growth exceeded 20% quarter over quarter. When taken together with our strong backlog, continued design win momentum and leadership in small and mid-range FPGAs, we believe we are in the early stages of a multi-year growth cycle and are well positioned to deliver sustained, above-market growth in 2026 and beyond."

Lorenzo Flores, Chief Financial Officer, said, "We continue to drive increased profitability, with our model demonstrating strong operating leverage as revenue growth translates to bottom-line expansion. We remain focused on scaling the business efficiently while investing to extend our leadership in small and mid-range FPGAs and expand our companion chip opportunity. Lattice is positioned to drive continued short and long-term revenue growth, strength in margin, and increased free cash flow."

Selected First Quarter 2026 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q1 2026	Q4 2025	Q1 2025	Q/Q	Y/Y
Revenue	$170,897	$145,792	$120,150	17.2%	42.2%
Gross Margin %	68.8%	68.5%	68.0%	30 bps	80 bps
R&D Expense %	29.7%	36.7%	34.4%	(700) bps	(470) bps
SG&A Expense %	23.5%	30.4%	27.6%	(690) bps	(410) bps
Operating Expenses	$91,564	$98,851	$74,754	(7.4)%	22.5%
Income from Operations	$26,068	$1,086	$6,974	2300.4%	273.8%
Net Income (loss)	$21,817	$(7,645)	$5,022	(385.4)%	334.4%
Net Income (loss) per Share - Basic	$0.16	$(0.06)	$0.04	$0.22	$ 0.12
Net Income (loss) per Share - Diluted	$0.16	$(0.06)	$0.04	$0.22	$ 0.12
Net Income (loss) Margin	12.8%	(5.2)%	4.2%	1800 bps	860 bps
Operating Cash Flow Margin	29.4%	39.5%	26.5%	(1010) bps	290 bps

	Non-GAAP* Financial Results (unaudited)
	Q1 2026	Q4 2025	Q1 2025	Q/Q	Y/Y
Revenue (GAAP)	$170,897	$145,792	$120,150	17.2%	42.2%
Gross Margin %	70.0%	69.4%	69.0%	60 bps	100 bps
R&D Expense %	21.8%	24.8%	25.0%	(300) bps	(320) bps
SG&A Expense %	13.9%	16.4%	18.4%	(250) bps	(450) bps
Operating Expenses	$60,839	$56,394	$51,408	7.9%	18.3%
Income from Operations	$58,715	$44,819	$31,539	31.0%	86.2%
Net Income	$56,970	$43,725	$30,746	30.3%	85.3%
Net Income per Share - Basic	$0.42	$0.32	$0.22	$ 0.10	$ 0.20
Net Income per Share - Diluted	$0.41	$0.32	$0.22	$ 0.09	$ 0.19
Adjusted EBITDA Margin	39.6%	36.5%	33.4%	310 bps	620 bps
Free Cash Flow Margin	23.2%	30.2%	19.4%	(700) bps	380 bps

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities, which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

First Quarter 2026 Highlights:

•	Record New Product Revenue Growth: Revenue from our new products continues to expand, led by AI-related server demand.
•	NVIDIA GTC 2026: Joined the NVIDIA Halos AI Systems Inspection Lab ecosystem, the first ANSI National Accreditation Board (ANAB) accredited inspection lab for AI-driven physical systems. Lattice will engage with NVIDIA and other ecosystem members to build Halos-certified Holoscan Sensor Bridge-based designs for physical AI and to help shape best practices as the industry evolves.
•	Texas Instruments (TI) Edge AI Collaboration: Announced a collaboration with TI to simplify sensor integration and to scale real-time edge AI systems, leveraging TI sensing technology and the Lattice + NVIDIA Holoscan Sensor Bridge solution to enable advanced robotics and industrial applications.
•	Recognized for Workplace Excellence, Product Leadership and Innovation: Lattice won Embedded Computing Design's prestigious Best in Show award; was named to USA TODAY's Top Workplaces in 2026; won multiple 2026 Globee Cybersecurity Awards; was named a multi-award winner at the 2026 Cybersecurity Excellence Awards; won two Global InfoSec awards from Cyber Defense Magazine (CDM) at the 2026 RSA Conference, and was named a 2026 Environment + Energy Leader Award winner.

Business Outlook - Second Quarter of 2026:

•	Revenue for the second quarter of 2026 is expected to be between $175 million and $195 million.
•	Gross margin percentage for the second quarter of 2026 is expected to be 70% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the second quarter of 2026 are expected to be between $64 million and $67 million on a non-GAAP basis.
•	Income tax rate for the second quarter of 2026 is expected to be between 4% and 6% on a non-GAAP basis.
•	Net income for the second quarter of 2026 is expected to be between $0.42 and $0.46 per share on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the second quarter of 2026, certain items that affect reconciliation of non-GAAP financial measures for non-GAAP gross margin percentage, non-GAAP total operating expenses, non-GAAP income tax rate, and non-GAAP net income are not available on a forward-looking basis because such items cannot be reasonably calculated without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP financial measures, including certain large and/or unpredictable charges such as stock-based compensation expense; performance-based equity expense; legal expense outside the ordinary course of business; restructuring; and impairment charges. Consequently, the Company is unable to calculate the most directly comparable GAAP measure to non-GAAP gross margin percentage, non-GAAP total operating expenses, non-GAAP income tax rate, and non-GAAP net income for the Company’s second quarter 2026 quarterly guidance.

Lattice announces signing of definitive agreement to acquire firmware leader, AMI

Together, the combined companies will help customers move development earlier, simplify system integration and accelerate time to market.

•

Acquisition Financial Details: Under the terms of the definitive agreement, Lattice plans to acquire AMI on a cash-free/debt-free basis for total consideration of $1.65 billion, consisting of $1.0 billion in cash and approximately $650 million in shares of Lattice common stock, subject to customary adjustments. The transaction is expected to close in the third quarter of 2026, subject to the satisfaction of customary closing conditions and regulatory approvals. The transaction is expected to be accretive to gross margin, free cash flow, and EPS on a non-GAAP basis, and it supports Lattice’s trajectory toward $1 billion+ annual revenue run rate by Q4 2026.

•	Platform Firmware: Provide leading boot firmware to CPU, GPU, and MPU-silicon partners, as well as hyperscalers, server OEM and ODM customers.
•	Manageability and Security Solutions: Provide datacenter scale manageability solutions to board management controller silicon partners, as well as hyperscalers, server OEM and ODM customers.
•	Integrate with Lattice Platform: Delivers a more complete end-to-end solution that simplifies system integration and accelerates customers’ time to market.
•	Remain Agnostic: Lattice and AMI will remain agnostic to silicon partners and other firmware providers.

For more information, please see the transaction announcement and related materials available on the investor relations section of www.latticesemi.com.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal first quarter 2026, and business outlook on Monday, May 4 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13759722. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our revenue and EPS growth, future financial performance and related drivers, our expectations related to market recovery and growth including AI and datacenter-related growth; our belief that we are in the early stages of a multi-year growth cycle and are well positioned to deliver sustained, above-market growth; statements about operating leverage and margin expansion; statements about design win momentum, backlog strength, and our companion chip opportunity; our expectations regarding the pending acquisition of AMI, including expected benefits, integration, and expected accretive impact on gross margin, free cash flow, and EPS; the statements under the heading “Business Outlook - Second Quarter of 2026.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue and other financial and operational outcomes are inherently uncertain due to factors such as: global economic conditions which may affect customer demand; the cyclical nature of the semiconductor industry including fluctuating customer and distributor purchasing patterns, inventory levels, and order timing; pricing and inflationary pressures; competitive actions; international trade disputes and sanctions; the impact of tariffs, trade restrictions, export controls, license requirements or similar actions on us or our suppliers and customers, including the impact on the costs of our products, the products into which they are integrated, and the impact on demand due to costs and uncertainty; our expectations regarding our pending acquisition of AMI, including the risks related to the satisfaction of closing conditions, regulatory approvals, the ability to successfully integrate the acquired business, retention of key personnel, realization of expected synergies and benefits, and the expected accretive impact on gross margin, free cash flow, and EPS; and other significant risks and uncertainties that are beyond our ability to predict or control. Actual gross margin percentage, operating expenses, income tax rate, and net income on a per share basis could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in our filings with the Securities and Exchange Commission, including Lattice’s most recent Annual Report on Form 10-K, especially those under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for the Company to predict all risk factors. You should not rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to and undertakes no obligation to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, income tax expense, net income, net income per share – basic, and net income per share – diluted, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects; accruals related to the portion of our annual incentive plan that we intend to settle in shares of our common stock; transformation activities; legal expense outside the ordinary course of business; amortization of acquired intangible assets; restructuring plan and other charges; impairment charges; and the estimated tax effect of these items, non-cash changes in net deferred income taxes, change in tax law and other tax adjustments; and depreciation and other amortization. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. The non-GAAP financial information used by the Company may differ from that used by other companies. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (Nasdaq: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

# # #

Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Revenue	$170,897	$145,792	$120,150
Cost of sales	53,265	45,855	38,422
Gross margin	117,632	99,937	81,728
Operating expenses:
Research and development	50,836	53,433	41,387
Selling, general, and administrative	40,105	44,293	33,126
Amortization of acquired intangible assets	20	19	—
Restructuring and other	603	1,106	241
Total operating expenses	91,564	98,851	74,754
Income from operations	26,068	1,086	6,974
Interest income (expense), net	1,269	628	1,052
Other income (expense), net	(71)	(446)	(45)
Income before income taxes	27,266	1,268	7,981
Income tax expense	5,449	8,913	2,959
Net income (loss)	$21,817	$(7,645)	$5,022

Net income (loss) per share:
Basic	$0.16	$(0.06)	$0.04
Diluted	$0.16	$(0.06)	$0.04

Shares used in per share calculations:
Basic	136,814	136,718	137,686
Diluted	139,390	136,718	138,317

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 4,	January 3,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$139,956	$133,886
Accounts receivable, net	118,106	102,277
Inventories, net	88,231	89,202
Other current assets	39,938	38,509
Total current assets	386,231	363,874

Property and equipment, net	77,516	77,032
Operating lease right-of-use assets	37,535	39,459
Intangible assets, net	3,574	4,143
Goodwill	315,358	315,358
Deferred income taxes	59,420	62,675
Other long-term assets	19,345	20,579
	$898,979	$883,120

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,764	$56,518
Accrued liabilities	31,502	30,594
Accrued payroll obligations	20,698	30,561
Total current liabilities	110,964	117,673

Long-term operating lease liabilities, net of current portion	34,061	36,127
Other long-term liabilities	13,795	15,266
Total liabilities	158,820	169,066

Stockholders' equity	740,159	714,054
	$898,979	$883,120

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	April 4,	March 29,
	2026	2025
Cash flows from operating activities:
Net income	$21,817	$5,022
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	28,072	20,373
Depreciation and amortization	9,357	8,880
Change in deferred income tax provision	3,508	822
Other non-cash adjustments	1,956	2,012
Net changes in assets and liabilities	(14,455)	(5,217)
Net cash provided by (used in) operating activities	50,255	31,892
Cash flows from investing activities:
Capital expenditures	(10,533)	(8,616)
Other investing activities	(4,891)	(3,462)
Net cash provided by (used in) investing activities	(15,424)	(12,078)
Cash flows from financing activities:
Repurchase of common stock	(15,000)	(25,000)
Net cash flows related to stock compensation exercises	(13,776)	(3,779)
Net cash provided by (used in) financing activities	(28,776)	(28,779)
Effect of exchange rate change on cash	15	238
Net increase (decrease) in cash and cash equivalents	6,070	(8,727)
Beginning cash and cash equivalents	133,886	136,291
Ending cash and cash equivalents	$139,956	$127,564

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Income taxes paid, net of refunds	$1,719	$1,440
Operating lease payments	$2,621	$2,403

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	63	64	64
Inventory Days (DIO)	151	178	225

Revenue % (by Geography)
Asia	78%	73%	65%
Americas	11%	14%	25%
Europe (incl. Africa)	11%	13%	10%

Revenue % (by End Market) (1)
Compute and Communications	62%	64%	48%
Industrial and Embedded	38%	36%	52%

Revenue $M (by End Market) (1)
Compute and Communications	$106.6	$92.6	$57.4
Industrial and Embedded	$64.3	$53.2	$62.8

Revenue % (by Channel)
Distribution	94%	89%	79%
Direct	6%	11%	21%

(1)	Lattice Semiconductor today announced that it has updated its disaggregated end market reporting to better reflect how the Company views its business. Effective beginning Q1 2026, Lattice Semiconductor will disaggregate revenue by end market into (i) Compute and Communications and (ii) Industrial and Embedded. Compute and Communications reflects a reordering of the Company's prior Communications and Computing end market, while Industrial and Embedded combines the Company's previously reported Industrial and Automotive, and Consumer end markets. This change represents a presentation-only update and has no impact on the Company’s consolidated financial results. Prior period end market information will be recast to conform to the new presentation to facilitate comparability.

Fiscal year 2025 quarterly revenue disaggregated by end market is shown below:

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
Revenue % (by End Market)
Compute and Communications	48%	55%	55%	64%	56%
Industrial and Embedded	52%	45%	45%	36%	44%

Revenue $M (by End Market)
Compute and Communications	$57.4	$68.7	$74.0	$92.6	$292.7
Industrial and Embedded	$62.8	$55.3	$59.3	$53.2	$230.6

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Gross Margin Reconciliation
GAAP Gross margin	$117,632	$99,937	$81,728
Stock-based compensation - gross margin (1)	1,687	1,169	1,143
Incentive compensation to be settled in equity - gross margin (2)	235	107	76
Non-GAAP Gross margin	$119,554	$101,213	$82,947

Gross Margin % Reconciliation
GAAP Gross margin %	68.8%	68.5%	68.0%
Stock-based compensation - gross margin (1)	1.1%	0.8%	0.9%
Incentive compensation to be settled in equity - gross margin (2)	0.1%	0.1%	0.1%
Non-GAAP Gross margin %	70.0%	69.4%	69.0%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	29.7%	36.7%	34.4%
Stock-based compensation - R&D (1)	(7.0)%	(10.3)%	(8.1)%
Incentive compensation to be settled in equity - R&D (2)	(0.9)%	(0.6)%	(0.5)%
Transformation charges	—%	(1.0)%	(0.8)%
Non-GAAP R&D Expense %	21.8%	24.8%	25.0%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	23.5%	30.4%	27.6%
Stock-based compensation - SG&A (1)	(8.7)%	(13.3)%	(8.1)%
Incentive compensation to be settled in equity - SG&A (2)	(0.9)%	(0.7)%	(0.7)%
Legal expenses (3)	—%	—%	(0.4)%
Non-GAAP SG&A Expense %	13.9%	16.4%	18.4%

Operating Expenses Reconciliation
GAAP Operating expenses	$91,564	$98,851	$74,754
Stock-based compensation - operations (1)	(26,804)	(34,450)	(19,413)
Incentive compensation to be settled in equity - operations (2)	(3,198)	(1,800)	(1,452)
Transformation charges	—	(1,488)	(1,012)
Legal expenses (3)	—	—	(533)
Amortization of acquired intangible assets	(20)	(19)	—
Restructuring and other	(703)	(1,203)	(936)
Impairment charges	—	(3,497)	—
Non-GAAP Operating expenses	$60,839	$56,394	$51,408

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Income from Operations Reconciliation
GAAP Income from operations	$26,068	$1,086	$6,974
Stock-based compensation (1)	28,491	35,619	20,556
Incentive compensation to be settled in equity (2)	3,433	1,907	1,528
Transformation charges	—	1,488	1,012
Legal expenses (3)	—	—	533
Amortization of acquired intangible assets	20	19	—
Restructuring and other	703	1,203	936
Impairment charges	—	3,497	—
Non-GAAP Income from operations	$58,715	$44,819	$31,539

Income from Operations % Reconciliation
GAAP Income from operations %	15.3%	0.7%	5.8%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	19.1%	30.0%	20.4%
Non-GAAP Income from operations %	34.4%	30.7%	26.2%

Other Income (Expense) Reconciliation
GAAP Other income (expense), net	$(71)	$(446)	$(45)
Write-off of debt costs and non-recoverable investment	—	198	—
Non-GAAP Other income (expense), net	$(71)	$(248)	$(45)

Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense	$5,449	$8,913	$2,959
Estimated tax effect of non-GAAP adjustments	5,119	9,220	2,086
Non-cash changes in net deferred income taxes	(7,625)	(16,659)	(2,307)
Change in tax law (4)	—	—	(938)
Non-GAAP Income tax expense	$2,943	$1,474	$1,800

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(4)	Includes an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes which was made permanent in the 2025 Tax Act in the third quarter of fiscal 2025.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Net Income Reconciliation
GAAP Net income (loss)	$21,817	$(7,645)	$5,022
Stock-based compensation (1)	28,491	35,619	20,556
Incentive compensation to be settled in equity (2)	3,433	1,907	1,528
Transformation charges	—	1,488	1,012
Legal expenses (3)	—	—	533
Amortization of acquired intangible assets	20	19	—
Restructuring and other	703	1,203	936
Impairment charges	—	3,497	—
Write-off of debt costs and non-recoverable investment	—	198	—
Estimated tax effect of non-GAAP adjustments	(5,119)	(9,220)	(2,086)
Non-cash changes in net deferred income taxes	7,625	16,659	2,307
Change in tax law (4)	—	—	938
Non-GAAP Net income	$56,970	$43,725	$30,746

Net Income Per Share Reconciliation
GAAP Net income (loss) per share - basic	$0.16	$(0.06)	$0.04
Cumulative effect of Non-GAAP adjustments	0.26	0.38	0.18
Non-GAAP Net income per share - basic	$0.42	$0.32	$0.22

GAAP Net income (loss) per share - diluted	$0.16	$(0.06)	$0.04
Cumulative effect of Non-GAAP adjustments	0.25	0.38	0.18
Non-GAAP Net income per share - diluted	$0.41	$0.32	$0.22

Shares used in per share calculations:
Basic	136,814	136,718	137,686
Diluted	139,390	138,727	138,317

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(4)	Includes an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes which was made permanent in the 2025 Tax Act in the third quarter of fiscal 2025.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 4,	January 3,	March 29,
	2026	2026	2025
Reconciliation of Net income to Adjusted EBITDA
GAAP Net income (loss)	$21,817	$(7,645)	$5,022
Interest (income) expense, net	(1,269)	(628)	(1,052)
Income tax expense (benefit)	5,449	8,913	2,959
Amortization of acquired intangible assets	20	19	—
Depreciation and other amortization	9,109	8,633	8,586
Stock-based compensation (1)	28,491	35,619	20,556
Incentive compensation to be settled in equity (2)	3,433	1,907	1,528
Transformation charges	—	1,488	1,012
Legal expenses (3)	—	—	533
Restructuring and other	703	1,203	936
Impairment charges	—	3,497	—
Write-off of debt costs and non-recoverable investment	—	198	—
Adjusted EBITDA	$67,753	$53,204	$40,080

Reconciliation of Net income margin to Adjusted EBITDA margin
GAAP Net income (loss) margin	12.8%	(5.2)%	4.2%
Cumulative effect of EBITDA adjustments	26.8%	41.7%	29.2%
Adjusted EBITDA margin	39.6%	36.5%	33.4%

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
GAAP Net cash provided by operating activities	$50,255	$57,584	$31,892
Operating cash flow margin	29.4%	39.5%	26.5%
Capital expenditures	(10,533)	(13,607)	(8,616)
Free cash flow	$39,722	$43,977	$23,276
Free cash flow margin	23.2%	30.2%	19.4%

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.